Exhibit 99.1

Ramtron Reports First-Quarter 2011 Financial Results

COLORADO SPRINGS, Colo.--(BUSINESS WIRE)--April 21, 2011--U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of ferroelectric-based low-power memory and integrated semiconductor products, today reported total revenue of $10.6 million for the first quarter of 2011, compared with $15.8 million for the same quarter last year. Net loss for the first quarter of 2011 was $2.4 million, or $0.09 per share, compared with a net income of $415,000, or $0.02 per share, for the first quarter of 2010. First-quarter 2011 results included stock-based compensation expense of $347,000, and an income tax benefit of $1.4 million.

“We made significant progress during the first quarter toward relieving our current supply constraints,” said Eric Balzer, Ramtron’s chief executive officer. “With our wafer capacity effectively doubling this quarter, we are now working to expand our test capacity to support the increased wafer volume. Once we bring our wafer production into equilibrium with our test capacity during the second quarter, we will be in a position to satisfy our solid backlog of orders and resume revenue growth.”

First-Quarter Highlights:

  Announced the appointment of industry veteran Ying Shiau as vice president of customer satisfaction, with responsibilities for directing Ramtron’s quality assurance program as well as managing the company’s product and test engineering organizations
  Announced the W-Family of F-RAM memory devices, which offer a wider operating voltage range and performance enhancements including a 25% to 50% reduction in active current requirements and serial devices with up to 20 times faster access
  Announced that the company’s MaxArias Wireless Memory products have been recognized with Electronic Products China magazine’s “Product of the Year” and Application of Electronic Technique (AET) magazine’s “2010 Top Product” awards

“Work on our new manufacturing line is going well,” Balzer continued. “Recent successes will allow us to more broadly sample pre-qualification devices to waiting customers. We are currently making what we believe are final improvements to the process, which will allow us to qualify the line for production.

“Based on the progress we have made to resolve supply chain issues and continued strong demand, we are confident that we will meet our guidance for revenue of $25 million for the first half of the year,” added Balzer. “However, R&D investments are expected to remain above historical levels as we work as quickly as possible to bring up our new manufacturing line. As a result we anticipate a break even or slightly profitable second quarter. Our outlook for the full-year remains unchanged with anticipated total revenue of $65 to $70 million and GAAP net income of $0.10 per share,” Balzer concluded.

Conference Call

Ramtron management’s teleconference today will be webcast live on the corporate website. Management plans to webcast slides to support its prepared remarks on quarterly results and business outlook, and then host a live question-and-answer session with institutional investors and research analysts.

How to Participate

Ramtron First-Quarter 2011 Results Teleconference
April 21, 2011 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can access the teleconference webcast, assuming that your computer system is configured properly. A webcast replay will be available for one year, and a telephonic replay will be available for seven days after the live call at 617-801-6888, code #82936006.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Cautionary Statements

Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “should,” and “potential,” among others. These statements include statements about Ramtron’s prospects for future growth and anticipated revenue and income levels for first-half and full-year 2011. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron’s products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron’s ability to maintain an appropriate amount of low-cost foundry production capacity from its foundry sources in a timely manner; our foundry partners’ timely ability to successfully manufacture products for Ramtron; our foundry partners’ ability to supply increased orders for F-RAM products in a timely manner using Ramtron’s proprietary technology; any disruptions of Ramtron’s foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; defects in products that could result in product liability claims; and the risk factors listed from time to time in Ramtron’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2010. SEC-filed documents are available at no charge at the SEC’s website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

RAMTRON INTERNATIONAL CORPORATION
FIRST-QUARTER FINANCIAL HIGHLIGHTS
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Revenue:
Product sales	$10,440	$15,646
License and development fees	179	179
Royalties	25	23
	10,644	15,848

Costs and expenses:
Cost of product sales	5,461	7,566
Research and development	4,533	3,523
Sales and marketing	2,060	2,048
General and administrative	2,054	1,805
	14,108	14,942

Operating income (loss)	(3,464)	906
Interest expense, other	(213)	(155)
Other expense, net	(56)	(66)

Income (loss) before income tax benefit (provision)	(3,733)	685
Income tax benefit (provision)	1,355	(270)

Net income (loss)	$(2,378)	$415

Net income (loss) per common share:
Basic and diluted	$(0.09)	$0.02

Weighted average common shares outstanding:
Basic	27,462	26,997
Diluted	27,462	27,293

RAMTRON INTERNATIONAL CORPORATION
FIRST-QUARTER FINANCIAL HIGHLIGHTS
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,292	$9,945
Accounts receivable, net	7,438	9,910
Deferred income taxes, net	561	368
Inventories	7,012	5,412
Other current assets	1,870	2,332
Total current assets	25,173	27,967

Property, plant and equipment, net	20,924	21,170
Intangible assets, net	2,735	2,746
Long term deferred income taxes, net	5,727	4,551
Other assets	394	398
Total assets	$54,953	$56,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,825	$5,995
Accrued liabilities	1,607	1,843
Deferred revenue	412	564
Current portion of long-term debt	3,242	3,284
Total current liabilities	12,086	11,686

Other long-term liabilities	210	218
Long-term deferred revenue	--	6
Long-term debt	8,186	8,924

Total liabilities	20,482	20,834
Stockholders’ equity	34,471	35,998

Total liabilities and stockholders’ equity	$54,953	$56,832

CONTACT:
Ramtron International Corporation
Lee Brown, 719-481-7213
lee.brown@ramtron.com